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                                                                    EXHIBIT 10.3

                        CAPITAL ONE FINANCIAL CORPORATION

                 2002 NON-EXECUTIVE OFFICER STOCK INCENTIVE PLAN

                          (As Adopted January 17, 2002)

     1. Purpose. The purpose of this Capital One Financial Corporation 2002 Non-Executive Officer Stock Incentive Plan (as amended from time to time, the "Plan") is to further the long term stability and financial success of Capital One Financial Corporation (the "Company") by attracting and retaining employees of the Company through the use of stock incentives. It is believed that ownership of Company Stock will stimulate the efforts of those employees of the Company upon whose judgment and interest the Company is and will be largely dependent for the successful conduct of its business. It is also believed that Awards granted to such employees under this Plan will strengthen their desire to remain with the Company and will further the identification of those employees' interests with those of the Company's shareholders. The Plan was adopted by the Board of Directors on January 17, 2002.

     2. Definitions. As used in the Plan, the following terms have the meanings indicated:

          (a) "Award" means, collectively, the award of an Option, Stock Appreciation Right, Restricted Stock or Incentive Stock under the Plan.

          (b) "Award Agreement" shall mean a written agreement or notice which shall contain such terms and conditions with respect to an Award as the Committee may determine, consistent with the Plan.

          (c) "Board" means the board of directors of the Company.

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          (d) "Change of Control" means:

               (i) The acquisition by an individual, entity or "group" (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% (or, if such shares are purchased from the Company, 40%) or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Company Voting Securities"), provided, however, that any acquisition by (x) the Company or any of its Subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries or (y) any corporation with respect to which, immediately following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Company

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          Common Stock and Company Voting Securities, as the case may be, shall not constitute a Change of Control; or

               (ii) Individuals who constitute the Board as of January 17, 2002 (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to January 17, 2002 whose appointment to fill a vacancy or to fill a new Board position or whose nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

               (iii) Approval by the shareholders of the Company of a reorganization, merger or consolidation (a "Business Combination"), in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such Business Combination do not in the aggregate, immediately following such Business Combination, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors,

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          as the case may be, of the corporation resulting from such Business
          Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Company Voting Securities, as the case may be; or

               (iv) (A) a complete liquidation or dissolution of the Company or
          (B) sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, immediately following such sale or disposition, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, in the aggregate by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, immediately prior to such sale or disposition.

          (e) "Code" means the Internal Revenue Code of 1986, as amended.

          (f) "Company" means Capital One Financial Corporation, a Delaware corporation.

          (g) "Company Stock" means common stock of the Company, par value $.01. If the par value of the Company Stock is changed, or in the event of a change in the


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     capital structure of the Company (as provided in Section 15), the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

          (h) "Date of Grant" means the date on which an Award is granted by the Committee or an officer designated by the Committee or such later date specified by the Committee or such officer as the date as of which the Award is to be effective.

          (i) "Disability" or "Disabled" and the existence thereof shall mean a termination of employment due to a permanent and total disability under the Company's Long Term Managed Income Protection program or any similar plan as in effect from time to time, or if no such plan is in effect, then as determined by the Committee (such determination to be conclusive).

          (j) "Executive Officers" shall mean those employees of the Company who are from time to time subject to Section 16(b) of the Securities Exchange Act of 1934, as amended.

          (k) "Fair Market Value" means, as of the date for which a value determination is being made, the average of the high and low price on such date as reported on The New York Stock Exchange-Composite Transactions Tape (or, if the New York Stock Exchange is not open for trading on such date, for the last preceding day on which Company Stock was traded). In the absence of any such sale, fair market value means the average of the highest bid and lowest asked prices of a share of Company Stock on such date as reported by such source. In the absence of such average or if shares of Company Stock are no longer traded on The New York Stock Exchange, the fair market value shall be determined by the Committee using any reasonable method in good faith.

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          (l) "Incentive Stock" means Company Stock awarded when performance goals are achieved pursuant to an incentive plan as provided in Section 9.

          (m) "Non-Qualified Stock Option" shall mean an Option which does not qualify as an "incentive stock option " under Section 422 of the Code.

          (n) "Option" means a right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan. Each Option shall be identified as a Non-Qualified Stock Option in the Award Agreement by which it is evidenced.

          (o) "Participant" means any employee who receives an Award under the Plan.

          (p) "Reload Feature" means a feature of an Option described in a Participant's Award Agreement that provides for the automatic grant of a Reload Option in accordance with the provisions described in Section 10(d).

          (q) "Reload Option" means an Option granted to a Participant equal to the number of shares of already owned Company Stock delivered by the Participant to exercise an Option described in Section 10(d).

          (r) "Restricted Stock" means Company Stock awarded upon the terms and subject to the restrictions set forth in Section 8.

          (s) "Restricted Stock Award" means an award of Restricted Stock granted under the Plan.

          (t) "Stock Appreciation Right" means a Stand-Alone Stock Appreciation Right or a Tandem Stock Appreciation Right. A "Tandem Stock Appreciation Right" means a right granted under Section 7 of the Plan to receive from the Company amounts in cash or shares of Company Stock upon the surrender of an Option. A "Stand-Alone


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     Stock Appreciation Right" means a right granted under Section 7 of the Plan to receive from the Company amounts in cash or shares of Company Stock which are not related to any Option.

          (u) "Stock Option Committee" or "Committee" means the committee appointed by the Board as described under Section 16.

          (v) "Subsidiary" means, with respect to any corporation, a company controlled, directly or indirectly, by the Company.

     3. General. The following types of Awards may be granted under the Plan:
Options, Stock Appreciation Rights, Restricted Stock or Incentive Stock.

     4. Stock. Subject to Section 15 of the Plan, there shall be reserved for issuance under the Plan an aggregate of 8,500,000 shares of Company Stock, which shall be authorized, but unissued, shares of Common Stock. Shares subject to Options or Stand-Alone Stock Appreciation Rights granted under the Plan that expire or otherwise terminate unexercised and shares forfeited pursuant to restrictions on Restricted Stock or Incentive Stock may again be subjected to an Award under the Plan. The number of shares subject to a Stand-Alone Stock Appreciation Right shall count against the aggregate number of shares which may be issued under the Plan. The Committee is expressly authorized to make an Award to a Participant conditioned upon the surrender for cancellation of an existing Award. For purposes of determining the number of shares that are available for Awards under the Plan, such number shall include the number of shares surrendered by a Participant or retained by the Company in payment of (a) the exercise price of an Option; or (b) statutory withholding upon exercise of an Option, or the granting or vesting of a Restricted Stock or Incentive Stock Award.

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     5. Eligibility.

          (a) Other than Executive Officers, any employee of the Company (or any Subsidiary) who, in the judgment of the Committee, has contributed or can be expected to contribute to the profits or growth of the Company (or any Subsidiary) shall be eligible to receive Awards under the Plan. The Committee shall have the power and complete discretion, as provided in
     Section 16, to select eligible employees to receive Awards and to determine for each employee the terms and conditions, the nature of the Award and the number of shares to be allocated to each employee as part of each Award.

          (b) The grant of an Award shall not obligate the Company or any Subsidiary to pay a Participant any particular amount of remuneration, to continue the employment of the Participant after the grant or to make further grants to the Participant at any time thereafter. The Company expressly reserves the right at any time to dismiss a Participant free from any liability or any claim under the Plan except as expressly provided herein or in any Award Agreement or other agreement entered into with respect to an Award.

     6. Stock Options.

          (a) Whenever the Committee deems it appropriate to grant Options, notice shall be given to the eligible employee stating the number of shares for which Options are granted, the exercise price per share, the extent to which Tandem Stock Appreciation Rights are granted (as provided in Section
     7), and the conditions to which the grant and exercise of the Options are subject. This notice shall constitute the Award Agreement.

          (b) The exercise price per share of Company Stock covered by an Option shall be not less than 100% of the Fair Market Value of such share on the Date of Grant.

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          (c) Options may be exercised in whole or in part at such times as may be specified by the Committee in the Participant's Award Agreement.

          (d) The Committee may, in its discretion, grant Options that by their terms become fully exercisable upon a Change of Control, notwithstanding other conditions on exercisability in the Award Agreement.

          (e) The Committee may, in its discretion, grant Options containing, or amend Options previously granted to provide for, a Reload Feature subject to the limitations of Section 10(d).

     7. Stock Appreciation Rights.

          (a) Tandem Stock Appreciation Rights. At the discretion of the Committee, Tandem Stock Appreciation Rights may be granted in connection with all or any part of an Option, either concurrently with the grant of the Option or at any time thereafter during the term of the Option. The following provisions apply to all Tandem Stock Appreciation Rights that are granted in connection with Options:

               (i) Tandem Stock Appreciation Rights shall entitle the Participant, upon exercise of all or any part of the Tandem Stock Appreciation Rights, to surrender to the Company unexercised that portion of the underlying Option relating to the same number of shares of Company Stock as is covered by the Tandem Stock Appreciation Rights (or the portion of the Tandem Stock Appreciation Rights so exercised) and to receive in exchange from the Company an amount in cash or shares of Company Stock (as provided in the Tandem Stock Appreciation Right) equal to the excess of (x) the Fair Market Value on the date

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          of exercise of the Company Stock covered by the surrendered portion of the underlying Option over (y) the exercise price of the Company Stock covered by the surrendered portion of the underlying Option. The Committee may limit the amount that the Participant will be entitled to receive upon exercise of the Tandem Stock Appreciation Right.

               (ii) Upon the exercise of a Tandem Stock Appreciation Right and surrender of the related portion of the underlying Option, the Option, to the extent surrendered, shall not thereafter be exercisable.

               (iii) Subject to any further conditions upon exercise imposed by the Committee, a Tandem Stock Appreciation Right shall be exercisable only to the extent that the related Option is exercisable and shall expire no later than the date on which the related Option expires.

               (iv) A Tandem Stock Appreciation Right may only be exercised at a time when the Fair Market Value of the Company Stock covered by the Tandem Stock Appreciation Right exceeds the exercise price of the Company Stock covered by the underlying Option.

          (b) Stand-Alone Stock Appreciation Rights. Whenever the Committee deems it appropriate to grant Stand-Alone Stock Appreciation Rights, notice shall be given to the eligible employee stating the number of shares for which Stand-Alone Stock Appreciation Rights are granted, the exercise price per share, and the conditions to which the grant and exercise of the Stand-Alone Stock Appreciation Rights are subject. This notice shall constitute the Award

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     Agreement for the Stand-Alone Stock Appreciation Right. The following provisions apply to all Stand-Alone Stock Appreciation Rights that are granted under the Plan:

               (i) The exercise price per share of Company Stock covered by a Stand-Alone Stock Appreciation Right shall be not less than 100% of the Fair Market Value of such share on the Date of Grant.

               (ii) A Stand-Alone Stock Appreciation Right shall entitle the Participant, upon exercise of the Stand-Alone Stock Appreciation Right with respect to any number of shares of Company Stock, to receive from the Company an amount in cash or shares of Company Stock (as provided in the Stand-Alone Stock Appreciation Right) for each such share equal to the excess of (x) the Fair Market Value on the date of exercise of a share of Company Stock over (y) the exercise price per share of the Stand-Alone Stock Appreciation Right. The Committee may limit the amount that the Participant will be entitled to receive upon exercise of the Stand-Alone Stock Appreciation Right.

               (iii) Stand-Alone Stock Appreciation Rights may be exercised in whole or in part at such times as may be specified by the Committee in the Participant's Award Agreement.

               (iv) The Committee may, in its discretion, grant Stand-Alone Stock Appreciation Rights that by their terms become fully exercisable upon a Change of Control, notwithstanding other conditions on exercisability in the Award Agreement.

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               (v) A Stand-Alone Stock Appreciation Right may only be exercised at a time when the Fair Market Value of the Company Stock covered by the Stand-Alone Stock Appreciation Right exceeds the exercise price of the Stand-Alone Stock Appreciation Right.

          (c) General Provisions. The manner in which the Company's obligation arising upon the exercise of a Stock Appreciation Right shall be paid shall be determined by the Committee and shall be set forth in the Participant's Award Agreement. The Committee may provide for payment in Company Stock or cash, or a fixed combination of Company Stock or cash, or the Committee may reserve the right to determine the manner of payment at the time the Stock Appreciation Right is exercised. Shares of Company Stock issued upon the exercise of a Stock Appreciation Right shall be valued at their Fair Market Value on the date of exercise.

     8. Restricted Stock Awards.

          (a) Whenever the Committee deems it appropriate to grant a Restricted Stock Award, notice shall be given to the Participant stating the number of shares of Restricted Stock for which the Restricted Stock Award is granted and the terms and conditions to which the Restricted Stock Award is subject. This notice, when accepted by the Participant, shall become the Award Agreement and certificates representing the shares shall be issued and delivered to the Participant, or electronic transfer of the shares shall be made to an account established for the benefit of the Participant, which may be in the Company's name. A Restricted Stock Award may be made by the Committee in its discretion without cash consideration.

          (b) Restricted Stock issued pursuant to the Plan shall be subject to the following restrictions:


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               (i) Unless otherwise provided by the Committee, Restricted Stock may not be sold, assigned, transferred or disposed of within a six-month period beginning on the Date of Grant.

               (ii) None of such shares may be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions on such shares shall have lapsed or shall have been removed pursuant to paragraph (d) or (e) below.

               (iii) If a Participant ceases to be employed by the Company or Subsidiary, the Participant shall forfeit to the Company any shares of Restricted Stock, the restrictions on which shall not have lapsed or shall not have been removed pursuant to paragraph (d) or (e) below, on the date such Participant ceases to be so employed, unless otherwise provided in the Participant's Award Agreement.

          (c) Upon the acceptance by a Participant of a Restricted Stock Award, such Participant shall, subject to the restrictions set forth in paragraph
     (b) above, have all the rights of a shareholder with respect to the shares of Restricted Stock subject to such Restricted Stock Award, including, but not limited to, the right to vote such shares of Restricted Stock and the right to receive all dividends and other distributions paid thereon. Certificates representing Restricted Stock shall bear a legend referring to the restrictions set forth in the Plan and the Participant's Award Agreement.

          (d) The Committee shall establish as to each Restricted Stock Award the terms and conditions upon which the restrictions set forth in paragraph
     (b) above shall lapse.


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     Such terms and conditions may include, without limitation, the passage of time, the meeting of performance goals, the lapsing of such restrictions as a result of the Disability, death or retirement of the Participant, or the occurrence of a Change of Control.

          (e) Notwithstanding the forfeiture provisions of paragraph (b)(iii) above, the Committee may at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or remove any and all such restrictions.

          (f) Each Participant shall agree at the time his Restricted Stock Award is granted, and as a condition thereof, to pay to the Company, or make arrangements satisfactory to the Company regarding the payment to the Company of, the aggregate amount of any Federal, state or local taxes of any kind required by law to be withheld with respect to the shares of Restricted Stock subject to the Restricted Stock Award. Until such amount has been paid or arrangements satisfactory to the Company have been made, no stock certificate free of a legend reflecting the restrictions set forth in paragraph (b) above shall be issued to such Participant.

          (g) The Company may place on any certificate representing Company Stock issued in connection with a Restricted Stock Award any legend deemed desirable by the Company's counsel to comply with Federal, state, or other applicable securities laws, and the Company may require a customary written indication of the Participant's investment intent.

          (h) To the extent that the foregoing provisions of this Section 8 relate to the issuance and delivery of physical certificates representing Restricted Stock, with or without the legends referenced above, such provisions shall permit and apply equally to any electronic account entry representing shares of Restricted Stock, as such may be coded to reflect the content of such legends that would otherwise appear on such physical certificates.

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     9. Incentive Stock Awards.

          (a) Incentive Stock may be issued pursuant to the Plan in connection with incentive programs established from time to time by the Committee when performance criteria established by the Committee as part of the incentive program have been achieved. If the objectives established by the Committee as a prerequisite to the receipt of Incentive Stock have not been achieved, no stock will be issued, except as provided in (c). A Participant eligible for the receipt or issuance of incentive shares will have no rights as a stockholder before actual receipt of the Incentive Stock.

          (b) Whenever the Committee deems it appropriate, the Committee may establish an incentive program and notify Participants of their participation in and the terms of the incentive program. More than one incentive program may be established by the Committee and they may operate concurrently or for varied periods of time and a Participant may be permitted to participate in more than one incentive program at the same time. Incentive Stock will be issued only subject to the incentive program and the Plan and consistent with meeting the performance goals set by the Committee. Incentive Stock may be issued without cash consideration.

          (c) The Committee may provide in the incentive program, or subsequently, that Incentive Stock will be issued if a Change of Control occurs even though the performance goals set by the Committee have not been met.

          (d) A Participant's interest in an incentive program may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered. In the event of any purported

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     transfer in violation of the Plan, such purported transfer to the extent permitted by applicable law shall be void and of no effect.

          (e) Each Participant shall agree as a condition of his participation in an incentive program and the receipt of Incentive Stock, to pay to the Company, or make arrangements satisfactory to the Company regarding the payment to the Company of, the aggregate amount of any Federal, state or local taxes of any kind required by law to be withheld with respect to the shares of Incentive Stock received. Until such amount has been paid or arrangements satisfactory to the Company have been made, no stock certificate free of a legend reflecting the restrictions set forth in paragraph (b) above shall be issued to such Participant.

          (f) The Company may place on any certificate representing Company Stock issued in connection with an Incentive Stock Award any legend deemed desirable by the Company's counsel to comply with Federal, state, or other applicable securities laws, and the Company may require a customary written indication of the Participant's investment intent.

          (g) To the extent that the foregoing provisions of this Section 9 relate to the issuance and delivery of physical certificates representing Incentive Stock Awards, with or without the legends referenced above, such provisions shall permit and apply equally to any electronic account entry representing shares of Incentive Stock Awards, as such may be coded to reflect the content of such legends that would otherwise appear on such physical certificates.

     10. Method of Exercise of Options and Stock Appreciation Rights.

          (a) Options and Stock Appreciation Rights may be exercised by the Participant delivering written notice of the exercise to the Company, signed by the Participant, no less than two Business Days in advance of the effective date of the proposed exercise, stating

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     (i) the number of shares the Participant has elected to purchase under the
     Option, (ii) the number of shares with respect to which such Participant has elected to exercise the Stand-Alone Stock Appreciation Right or the number of Tandem Stock Appreciation Rights such Participant has elected to exercise, and (iii) the effective date of the proposed exercise. In the case of the purchase of shares under an Option, such notice shall be effective only if accompanied by the exercise price in full in cash; provided that if the terms of an Option so permit, the employee may (i) deliver Company Stock that the Participant has owned for at least six (6) months (valued at Fair Market Value on the date of exercise) in satisfaction of all or any part of the exercise price, (ii) deliver a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of the sale or loan proceeds to pay the exercise price, or (iii) deliver an interest bearing promissory note, payable to the Company, in payment of all or part of the exercise price together with such collateral as may be required by the Committee at the time of exercise. The interest rate under any such promissory note shall be equal to the minimum interest rate required at the time to avoid imputed interest to the Participant under the Code.

          (b) Options and Stock Appreciation Rights may also be exercised by the Participant in accordance with any other method or methods of exercise as may be approved from time to time by the Committee.

          (c) The Company may place on any certificate representing Company Stock issued upon the exercise of an Option or Stock Appreciation Right any legend deemed desirable by the Company's counsel to comply with Federal or state securities laws, and the Company may require of the Participant a customary written indication of his investment intent. Until the


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     Participant has made any required payment, including any applicable
     Federal, state and local withholding taxes, and has had issued to him a certificate or electronic account entry for the shares of Company Stock acquired, he shall possess no shareholder rights with respect to the shares.

          (d) If a Participant exercises an Option that has a Reload Feature by delivering already owned shares of Company Stock, the Participant shall automatically be granted a Reload Option. The Reload Option shall be subject to the following provisions:

               (i) The Reload Option shall cover the number of shares of Company Stock delivered by the Participant to the Company to exercise the Option with the Reload Feature.

               (ii) The Reload Option will not have a Reload Feature.

               (iii) The exercise price per share of Company Stock covered by a Reload Option shall be 100% of the Fair Market Value of such share on the date the Participant delivers shares of Company Stock to the Company to exercise the Option that has a Reload Feature.

               (iv) The Reload Option shall be subject to the same restrictions on exercisability as those imposed on the underlying Option (possessing the Reload Feature).

               (v) The Reload Option shall not be exercisable until the expiration of any retention holding period imposed on the disposition of any shares of Company Stock covered by the underlying Option (possessing the Reload Feature).


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The Committee may, in its discretion, cause the Company to place on any certificate or electronic account entry representing Company Stock issued to a Participant upon the exercise of an underlying Option (possessing a Reload Feature as evidenced by the Award Agreement for such Option) delivered pursuant to this subsection (d), a legend or electronic code restricting the sale or other disposition of such Company Stock.

     11. Applicable Withholding Taxes. As an alternative to making a cash payment to the Company to satisfy tax withholding obligations, the Committee may establish procedures permitting the Participant to elect to (a) deliver shares of already owned Company Stock or (b) have the Company retain that number of shares of Company Stock that would satisfy all or a specified portion of the Federal, state and local tax liabilities of the Participant arising in the year the Award becomes subject to tax. Any such election shall be made only in accordance with procedures established by the Committee.

     12. Transferability of Awards and Options. Unless otherwise provided by the Committee, Awards, by their terms, shall not be transferable by the Participant except by will or by the laws of descent and distribution and shall be exercisable, during the Participant's lifetime, only by the Participant or by his guardian or legal representative. In the event of any purported transfer of an Award in violation of the provisions of the Plan, such purported transfer, to the extent permitted by applicable law, shall be void. The Committee is expressly authorized, in its discretion, to provide that all or a portion of an Option or Stock Appreciation Right may be granted to a Participant upon terms that permit transfer of the Option or Stock Appreciation Right in a form and manner determined by the Committee.

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     13. Effective Date of the Plan. This Plan having been adopted by the
Company's Board shall be effective on January 17, 2002. Until the requirements of any applicable federal and state securities laws have been met, no Option or Stock Appreciation Right shall be exercisable and no award of Restricted Stock or Incentive Stock shall be made.

     14. Termination, Modification, Change. If not sooner terminated by the Board, no Awards shall be made under the Plan after the close of business on January 16, 2012. The Board may terminate the Plan or may amend the Plan or an Award in such respects as it shall deem advisable at any time; provided, that a termination or amendment of the Plan or an amendment of an Award shall not, without the consent of the Participant, detrimentally affect a Participant's rights under an Award previously granted to him, except such termination or amendment as the Board deems appropriate to ensure compliance with applicable law, including the Code. The terms set forth in any amended Award shall comply with applicable law and be consistent with the terms of the Plan. The Board or the Committee may terminate any Award previously granted to a Participant and any agreement relating thereto in whole or in part without a Participant's consent; provided that upon any such termination the Company in full consideration of the termination of such Award (whether or not exercisable) or portion thereof pays to such Participant an amount in cash for each share of Company Stock subject to such Award or portion thereof being terminated equal to the excess, if any, of (a) the Fair Market Value of a share of Company Stock over (b) the sum of (i) the exercise price per share of such Award (if any) and
(ii) applicable withholding taxes and other similar charges, or; if the Board or the Committee permits and the Participant elects, accelerate the exercisability of such Participant's Award or

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portion thereof (if necessary) and allow such Participant 30 days to exercise such Award or portion thereof before the termination of such Award or portion thereof.

     15. Change in Capital Structure.

          (a) In the event of a stock dividend, stock split or combination of shares, spin-off, recapitalization or merger in which the Company is the surviving corporation, a consolidation or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company's outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company's assets, or other change in the Company's capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the Committee (whose determination shall be binding on all persons) may take such actions with respect to the Plan and any outstanding Awards as the Committee deems appropriate, including adjusting appropriately the number and kind of shares of stock or securities of the Company to be subject to the Plan and to Awards then outstanding or to be granted under the Plan, the maximum number of shares or securities which may be delivered under the Plan, the exercise price and any other relevant provisions. If the adjustment would produce fractional shares with respect to any unexercised Award, the Committee may adjust appropriately the number of shares covered by the Award so as to eliminate the fractional shares.

          (b) Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee's determination shall be conclusive and binding on all persons for all purposes.

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


     16. Administration of the Plan. The Plan shall be administered by a Committee consisting solely of two or more nonemployee directors of the Company, who shall be appointed by the Board. The Committee shall have general authority to impose any limitation or condition upon an Award the Committee deems appropriate to achieve the objectives of the Award and the Plan and, in addition, and without limitation and in addition to powers set forth elsewhere in the Plan, shall have the following specific authority:

          (a) The Committee shall have the power and complete discretion to determine (i) which eligible employees shall receive an Award and the nature of the Award, (ii) the number of shares of Company Stock to be covered by each Award, (iii) when, whether and to what extent Tandem Stock Appreciation Rights shall be granted in connection with Options, (iv) whether to include a Reload Feature in an Option and to impose limitations on the use of shares acquired through the exercise of a Reload Option to exercise Options, (iv) the fair market value of Company Stock, (v) the time or times when an Award shall be granted, (vi) whether an Award shall become vested over a period of time and when it shall be fully vested, (viii) conditions relating to the length of time before disposition of Company Stock received in connection with an Award is permitted, (ix) the terms and conditions on which restrictions upon Restricted Stock shall lapse, (x) whether to accelerate the time of receipt of Incentive Stock or the time when any or all restrictions with respect to Restricted Stock will lapse or be removed, (viii) the terms of incentive programs, performance criteria and other factors relevant to the issuance of Incentive Stock or the lapse of restrictions on Restricted Stock, (viiii) when Options and Stock Appreciation Rights may be exercised, (ixi) whether a Disability exists,
     (xiv) the manner

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

     in which payment will be made upon the exercise of Options or Stock Appreciation Rights, (xv) whether to approve a Participant's election (a) to deliver shares of already owned Company Stock to satisfy tax liabilities arising upon the exercise of an Option or Stock Appreciation Right or (b) to have the Company withhold from the shares to be issued upon the exercise or receipt of an Award that number of shares necessary to satisfy tax liabilities arising from such exercise or receipt, (xvi) notice provisions relating to the sale of Company Stock acquired under the Plan, and (xvii) any additional requirements relating to Awards that the Committee deems appropriate.

          (b) The Committee may adopt rules and regulations for carrying out the Plan. The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

          (c) A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

          (d) The Board of Directors from time to time may appoint members previously appointed and may fill vacancies, however caused, in the Committee.

          (e) The Committee or the Board may, at any time and from time to time, delegate all or any portion of the authority granted to it pursuant to
     Section 16(a) to one

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

     or more officers of the Corporation upon such terms as the Committee shall set forth in such delegation.

          (f) No member of the Committee or the Board shall be liable for any action, omission, or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other director, employee or consultant of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability arising out of any action, omission or determination relating to the Plan, to the maximum extent permitted by law.

     17. Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered as follows: (a) if to the Company - delivery shall be made personally or by first class mail, postage prepaid at its principal business address to the attention of the Company's Executive Vice President of Human Resources; and (b) if to any Participant - personally, including by delivery through the Company's internal electronic system with a return receipt requested or interoffice mail system, or by first class mail, postage prepaid, at the last known address of the Participant known to the sender at the time the notice or other communication is sent.

     18. Foreign Equity Incentive Plans. The Committee may authorize any foreign Subsidiary or any foreign unincorporated division of the Company or of a Subsidiary to adopt a plan for granting Awards (a "Foreign Equity Incentive Plan"). All Awards granted under a Foreign Equity Incentive Plan shall be treated as grants under this Plan. A Foreign Equity Incentive Plan shall have such terms as the Committee permits; provided that such terms are not inconsistent with the provisions of this Plan; and provided further that such terms may be more restrictive than those in this Plan. Awards granted under a Foreign Equity Incentive Plan shall be governed by the terms of this Plan except to the extent that the terms of the Foreign Equity Incentive Plan are more restrictive than the terms of this Plan, in which case such terms of the Foreign Equity Incentive Plan shall control.

     19. Substitute Award. The Committee may make a grant of an Award to an employee of another corporation who becomes an employee of the Company or a Subsidiary by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization, liquidation or similar transaction involving the Company or a Subsidiary in substitution for any award made by such corporation. The terms and conditions of the substitute Award may vary from the terms and conditions required by the Plan and from those of the substituted award. The Committee shall prescribe the provisions of the substitute Award.

     20. Governing Law. The Plan shall be governed by, and interpreted in accordance with, the law of the Commonwealth of Virginia, without regard to the provisions governing conflicts of law.

     21. Participants as Unsecured Creditors. The Committee shall not be required to establish any separate or special fund or make any other segregation of assets to assure the payments of amounts under the Plan, and rights to payment with respect to Awards hereunder shall be no greater than those of the Company's unsecured general creditors otherwise the Committee, in its sole discretion, provides otherwise.

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